UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	May 23, 2011

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 6th Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

AmTrust Financial Services, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 23, 2011.  The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows:

Description of Matters Submitted	For	Withheld

1. Election of Directors:
Donald T. DeCarlo	44,705,457	287,734
Susan C. Fisch	44,706,206	286,985
Abraham Gulkowitz	44,706,074	287,117
George Karfunkel	43,339,183	1,654,008
Michael Karfunkel	38,500,145	6,493,046
Jay J. Miller	44,562,325	430,866
Barry D. Zyskind	44,460,760	532,431

	For	Against	Abstain	Broker Non-Votes
2. Ratification of the appointment of BDO USA, LLP as the Company’s independent auditor for the year ended December 31, 2011.	50,779,401	21,855	32,103	0

	For	Against	Abstain
3. Advisory vote on executive compensation	44,688,438	288,713	16,037

	Every 3 years	Every 2 years	Every year	Abstain
4. Advisory vote on the frequency of future advisory votes on executive compensation	31,930,347	76,858	12,935,598	14,392

In accordance with the Board of Directors’ recommendation, the largest number of shareholders voted, on an advisory, non-binding basis, to hold an advisory vote to approve executive compensation every three years.  In line with this recommendation from the Company’s shareholders, it is the Board of Directors’ intention to include an advisory shareholder vote on executive compensation in the Company’s proxy materials every three years until the next required advisory vote on the frequency of shareholder votes on executive compensation, which will occur no later than the Company’s Annual Meeting of Shareholders in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	May 24, 2011

/s/ Stephen Ungar
Stephen Ungar
General Counsel and Secretary